Exhibit 11.1 Statement Re: Computation of Per-Share Earnings        EXHIBIT 11.1



                                                                 Three Months Ended September 30
                                                                 -------------------------------
                                                                      1996              1995
                                                                  -----------       -----------
Primary
    Average common shares outstanding                               9,123,096         7,153,770
    Net effect of dilutive options and warrants-
       based on treasury stock method (or modified treasury
       method if applicable) using average market price               860,281           581,187
                                                                  -----------       -----------
                                                                    9,983,377         7,734,957
                                                                  -----------       -----------

    Net Income (loss)                                             $ 1,290,625       $  (210,502)
                                                                  -----------       -----------

    Per Share amount                                              $      0.13       $     (0.03)
                                                                  -----------       -----------






Fully Diluted

    Average common shares outstanding                               9,123,096         7,153,770
    Net effect of dilutive options and warrants-
       based on treasury stock method (or modified treasury
       method if applicable) using year-end market price ..           884,305           581,187
                                                                  -----------       -----------
                                                                   10,007,401         7,734,957
                                                                  -----------       -----------

    Net (Loss) Income                                             $ 1,290,625       $  (210,502)
                                                                  -----------       -----------

    Per Share amount                                              $      0.13       $     (0.03)
                                                                  -----------       -----------


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